EXHIBIT 10.22

[LETTERHEAD  OF  BOMBARDIER  CAPITAL  INC.]


September  30,  2002

George  Murnane,  EVP  &  COO
INTERNATIONAL  AIRLINES  SUPPORT  GROUP,  INC.
1954  AIRPORT  ROAD,  SUITE  200
ATLANTA,  GEORGIA  30341


Re:     Notice  of  default  under  Term Loan Agreement dated December 20, 2000, between International Airline Support Group. Inc. ("Borrower") and Bombardier Capital Inc. (the "Lender") and Promissory Note dated December 20, 2000 (collectively, the "Loan Agreement") and Demand for Payment

Dear  Mr.  Murnane:

Reference is hereby made to the Loan Agreement between Borrower and Lender. Except as otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Loan Agreement.

Borrower has failed, despite repeated requests by Lender to tender monies in accordance with the terms and conditions set forth in the Loan Agreement. Specifically, Borrower has failed to make payment of (i) past due installments of principal and interest in the amount of $22,070.86 each due on each of August 20, 2002 and September 20, 2002 and (ii) late fees in the amount of $452.56.

Lender hereby demands, and to avoid acceleration of obligations and payments under the Loan Agreement and repossession of the Aircraft, Borrower must pay in full, within 30 days from the date of this letter, (i) past due installments of principal and interest in the aggregate amount of $44,141.72 plus (ii) late fees in the amount of $452.56, or total amount equal to $44,594.28, payable by wire transfer only:

     Please  remit  payment  to:     Bank  of  America  Texas
                         ABA#  111000012
                         Acct#  3752133785
                         Ref:  International  Airlines

Although the undersigned may be prepared to discuss the matters referred to herein, please be aware that the notices and demands made herein and the provisions of the Credit Documents cannot be waived, varied or modified by Lender or any of its officers, employees or agents unless such waiver, variation or modification is made by written instruments duly executed by Lender.

Payment pursuant to this letter shall neither constitute nor be construed as having created a custom or course of business in any way or manner contrary to the specific terms of the Loan Agreement. Acceptance of the payment by Lender shall not constitute a waiver or be in substitution of its rights and remedies as provided under the Credit Documents.

Please be aware that any further breach or failure by you to observe or perform any of the obligations, covenants or undertakings arising under any of the Credit Documents shall constitute a default under the Loan Agreement and Lender may pursue and enforce all rights and remedies to which it is entitled under the Loan Agreement, including the repossession and sale of the Aircraft.

If you have any questions, please call me at (802) 654-8202 or, you may call our attorney Julia Males at (802) 654-8364.

Sincerely,
BOMBARDIER  CAPITAL  INC.

/s/  Darlene  M.  Bayko

Darlene  M.  Bayko
Collection  Specialist

cc:     Julia  Males,  Senior  Attorney
     Carolyn  Gipson,  Collection  Supervisor
     Frank  Imperato,  GMAC  Commercial  Credit  LLC